Exhibit 6.7

LICENSE AMENDMENT

L-216-2000/1

WHEREAS, the National Institutes of Health (“NIH”) on behalf of the Public Health Service (“PHS”), Department of Health and Human Services (“DHHS”) and 20/20 GeneSystems, Inc. (“Licensee”) entered into a license agreement (PHS Ref. L-216-2000/0; “Agreement”) effective November 9, 2000, relating to U. S. Patent Application S/N 60/145,613, filed July 26, 1999, entitled “Methods for Production of Layered Expression Scans for Tissue and Cell Samples” (and PCT filed on July 26, 2000, PCT/US00/20354); and

WHEREAS, Licensee and PHS have mutually agreed to amend the Agreement to expand the Patent(s) and/or Patent Applications covered by Licensed Patent Rights, to modify benchmark royalties, to redefine royalties, and to modify select sections of the Agreement as necessary to take into account the other changes, and both are willing to formalize such changes in this amendment (“License Amendment”);

NOW THEREFORE, in consideration of the foregoing:

1. Licensee agrees to pay PHS a license amendment execution fee of Eighty Seven Thousand Dollars ($87,000) within thirty (30) days of the execution of this License Amendment; and

2. PHS and Licensee hereby agree to amend the Agreement as follows:

a. Cover Page, replace definition under “Serial Number(s) of Licensed Patent(s) and/or Patent Application(s)” heading with the following:

Country	Serial Number	Filing Date	Patent Number	PHS reference
United States	60/145,613	July 26, 1999		E-079-1999/0-US-01
PCT	PCT/US00/20354	July 26, 2000		E-079-1999/0-PCT-02
Australia	66091/00	July 26, 2000		E-079-1999/0-AU-05
Canada	2375034	July 26, 2000		E-079-1999/0-CA-06
Europe	00953685.5	July 26, 2000		E-079-1999/0-EP-03
Japan	2001-512292	July 26, 2000		E-079-1999/0-JP-04
United States	10/048,194	July 26, 2000		E-079-1999/0-US-07

United States	09/718,990[a]	November 20, 2000		E-079-1999/1-US-01

United States	09/753,574[a]	January 4, 2001		E-079-1999/2-US-01

United States	60/304,031[a]	July 9, 2001		E-037-2002/0-US-01

United States	60/400,874	August 2, 2002		E-059-2003/0-US-01

United States	60/286,258[a]	April 25, 2001		!!!NOT IN YET!!!

United States	60/353,407	February 2, 2002		E-101-2001/0-US-01

PCT-Combination[a]	PCT/US01/44009	November 20, 2001		E-079-1999/3-PCT-01

a Application S/Ns 09/718,990; 09/753,574; 60/304,031; and 60/286,258 combined with USSN 60/296,475 in PCT-Combo application.

Above Patent(s) and Patent Application(s) originate from PHS Technology references:

E-079-1999/0

E-079-1999/1

E-079-1999/2

E-079-1999/3

E-037-2002/0

E-059-2003/0

E-101-2001/0

E-???-2003/0 (60/286,258)

NIH Office of Technology Transfer

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b. Cover Page, replace definition under “Cooperative Research and Development Agreement (CRADA) Number” heading with following:

CRADA C-112-2000/0 (NCI #01124), entitled “Development and Commercially Useful Consumables and Instrumentation for Layered Expression Scanning”, effective June 30, 2000 for three (3) years, and its two amendments, effective October 2, 2000, and February 14, 2001. USSN 60/145,613 represents background patent rights.

c. Article 2, append with the following:

2.17	“Educational Application(s)” shall mean use of Licensed Products, Licensed Processes, or Complete Test Kits by pre-collegiate educational institutions for didactic applications.

2.18	“Sample Input” shall mean the physical embodiment(s) used to introduce cellular material, cellular extracts, tissue samples, or any other materials to be analyzed to the device and/or instruments for chemical, biological, and/or histological analysis. Specific, but not limiting, examples of Sample Input include direct tissue samples, electrophoresis gels, and microtiter plates.

2.19	“Capture Method Membranes” shall mean the types of membrane used to isolate the sample molecules to be analyzed. The two Capture Method Membranes are “Univerisal Capture Membranes”, which are multiple membranes that all bind sample molecules in a low-affinity, non-specific manner, and “Specific Capture Membranes”, which are membranes that have each been functionalized with antibodies, DNA, or other molecules that will bind sample molecules selectively and with high affinity.

d. Paragraph 8.01, add the following sentence after the second sentence:

The records shall further include records of Licensed Products, Licensed Processes, or Complete Test Kits sold for Educational Application(s).

e. Paragraph 9.04, replace the first sentence with the following:

Licensee shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes, identified as Research or Clinical application or Educational Application, whether an Instrument Lease Component applies and what it is, practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due.

NIH Office of Technology Transfer

License Amendment #1 – Exclusive License Agreement

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f. Appendix A – Patent(s) or Patent Application(s), replace entire Appendix with the following:

Appendix A – Patent(s) and Patent Application(s)

Country	Serial Number	Filing Date	Patent Number	PHS reference
United States	60/145,613	July 26, 1999		E-079-1999/0-US-01
PCT	PCT/US00/20354	July 26, 2000		E-079-1999/0-PCT-02
Australia	66091/00	July 26, 2000		E-079-1999/0-AU-05
Canada	2375034	July 26, 2000		E-079-1999/0-CA-06
Europe	00953685.5	July 26, 2000		E-079-1999/0-EP-03
Japan	2001-512292	July 26, 2000		E-079-1999/0-JP-04
United States	10/048,194	July 26, 2000		E-079-1999/0-US-07

United States	09/718,990	November 20, 2000		E-079-1999/1-US-01

United States	09/753,574	January 4, 2001		E-079-1999/2-US-01

United States	60/304,031	July 9, 2001		E-037-2002/0-US-01

United States	60/400,874	August 2, 2002		E-059-2003/0-US-01

United States	60/286,258	April 25, 2001		!!!NOT IN YET!!!

United States	60/353,407	February 2, 2002		E-101-2001/0-US-01

PCT-Combination[a]	PCT/US01/44009	November 20, 2001		E-079-1999/3-PCT-01

a Application S/Ns 09/718,990; 09/753,574; 60/304,031; and 60/286,258 combined with others in this application.

Above Patent(s) and Patent Application(s) originate from PHS Technology references:

E-079-1999/0

E-079 -1999/1

E-079-1999/2

E-079-1999/3

E-037-2002/0

E-059-2003/0

E-101-2001/0

E-???-2003/0

g. Appendix C – Royalties, replace entire Appendix with the following:

Appendix C - Royalties

Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of:

Eighty Seven Thousand Dollars ($87,000)

Licensee agrees to pay to PHS a nonrefundable minimum annual royalty in the amounts as follows:

Seven Thousand Five Hundred Dollars ($7,500) beginning January 1, 2003.

Licensee agrees to pay PHS earned royalties on Net Sales or on Discounted Net Sales by or on behalf of Licensee and its sublicensees as follows:

(A) Upon issuance of any patent on the Licensed Patent Rights in any country of the Licensed Territory:

For Net Sales, including Discounted Net Sales, of Licensed Products, including Complete Test Kits, and/or Licensed Processes:

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Five percent (5.0%) of Net Sales for Licensed Products and/or Licensed Processes comprising direct Tissue samples for Sample Input and Specific Capture Membranes for sample molecule isolation (group 1).

Two and One-half percent (2.5%) of Net Sales for Licensed Products and/or Licensed Processes comprising Tissue samples for Sample Input and Universal Capture Membranes for sample molecule isolation (group 2).

Five percent (5.0%) of Net Sales for Licensed Products and/or Licensed Processes comprising Gels for Sample Input and Specific Capture Membranes for sample molecule isolation, where the sample is proteins (group 3).

Two and One-half percent (2.5%) of Net Sales for Licensed Products and/or Licensed Processes comprising Gels for Sample Input and Universal Capture Membranes for sample molecule isolation, where the sample is proteins (group 4).

Five percent (5.0%) of Net Sales for Licensed Products and/or Licensed Processes comprising Gels for Sample Input and Specific Capture Membranes for sample molecule isolation, where the sample is nucleic acids (group 5).

Three percent (3.0%) of Net Sales for Licensed Products and/or Licensed Processes comprising Gels for Sample Input and Universal Capture Membranes for sample molecule isolation, where the sample is nucleic acids (group 6).

Three percent (3.0%) of Net Sales of Licensed Products and/or Licensed Processes comprising microtiter plates or similar plate-based devices for Sample Input and Specific Capture Membranes for sample molecule isolation (group 7).

Two and One-half percent (2.5%) of Net Sales for Licensed Products and/or Licensed Processes comprising microtiter plates or similar plate-based devices for Sample Input and Universal Capture Membranes for sample molecule isolation (group 8).

(B) Prior to issuance of any patent of Licensed Patent Rights in any country of the Licensed Territory:

Two and One-half percent (2.5%) of Net Sales, including Discounted Net Sales, for Licensed Products, including Complete Test Kits, and Licensed Processes for percentages in Section (A) greater than or equal to Three percent (3.0%). All other percentages in Section (A) above related to Licensed Products and Licensed Processes shall remain unchanged.

(C) The earned royalties in Section (A) above shall be reduced, on a Licensed Product-by-Licensed Product, country-by-country and year-to-year basis by One Half of a Percent (0.5%) for every One Percent (1.0%) paid as royalties for a third party license required to sell Licensed Product, Licensed Process, and/or Complete Test Kit provided that such reduction in earned royalty owed to PHS shall start only if the total earned royalties Licensee must pay to sell said Licensed Products, Licensed Processes, or Complete Test Kits exceeds Six Percent (6.0%) in total, and provided that earned royalty owed to PHS shall never be reduced below Two and One Half Percent (2.5%).

NIH Office of Technology Transfer

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Licensee agrees to pay PHS benchmark royalties as follows:

One Hundred Thousand Dollars ($100,000) upon each approval by FDA (or a foreign counterpart regulatory agency) for a Licensed Product or Complete Test Kit up to a maximum of two (2) such approvals per year, or Two Hundred Thousand Dollars ($200,000) per year. Benchmark royalties shall not apply when a previously approved Licensed Product or Complete Test Kit obtains a supplemental or amended approval or labeling license.

Fifteen Thousand Dollars ($15,000) upon First Commercial Sale for each Licensed Product or Complete Test Kit for a research application, up to a maximum of two (2) such applications per year, or Thirty Thousand Dollars ($30,000) per year. This benchmark royalties shall be due One Hundred Twenty (120) days from date of First Commercial Sale. Further, this benchmark royalty shall not apply when Licensed Product or Complete Test Kit is sold for Educational Application(s).

Licensee agrees to pay PHS additional sublicensing royalties as follows:

Five percent (5.0%) of the fair market value of any consideration received for granting each sublicense.

h. NEED REVISED APPENDIX F and APPENDIX E

In all other respects, the Agreement that became effective November 09, 2000 (PHS Ref. L-216-2000/0) remains in full force and effect.

SIGNATURES BEGIN ON NEXT PAGE

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this amendment in duplicate originals by their respective duly authorized officers hereunto, on the day and year hereinafter written. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

/s/	April 14, 2005
Jack Spiegel, Ph.D.	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this amendment are truthful and accurate.)

by:

/s/	April 14, 2005
Signature of Authorized Official	Date

Mailing Address for Notices:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this amendment and during the course of negotiation of this amendment are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§ 3801-3812 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) and/or imprisonment).

NIH Office of Technology Transfer

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